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                                                                   EXHIBIT 10.2A


                         MORTGAGE MODIFICATION AGREEMENT


THIS AGREEMENT, made as of August 20, 1996,

BETWEEN: TAMA REALTY CO., 11 Rutland Road, Great Neck, New York 11020, hereinafter designated "Tama"

AND: POLYMER RESEARCH CORP. OF AMERICA, 2186 Mill Avenue, Brooklyn, New York 11234, hereinafter designated "Polymer"

                                   WITNESSETH:

WHEREAS, Tama is the owner and holder of a Mortgage Note of Polymer for $2,500,000.00 made the 4th day of June, 1990, and secured by a Mortgage recorded in the office of the Register of Kings County, State of New York, in Reel 2565 at Page 1837, on June 6, 1990; and

WHEREAS, there will be due and owing upon the aforementioned Note and Mortgage after the September, 1996 payment the principal sum of $2,317,744.84: and

WHEREAS, Polymer has requested that it be allowed to prepay the sum of $800,000.00 and to modify its monthly payment; and

WHEREAS, the parties hereto are desirous of modifying the terms of the above mentioned Note and Mortgage upon the terms hereinafter mentioned;

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained and the sum of One Dollar ($1.00) to each of the parties hereto to the other duly paid, the receipt of which is hereby acknowledged, it is hereby mutually covenanted and agreed that the terms of the payment of the aforesaid Note and Mortgage be and the same are hereby modified to the extent that Polymer pay to Tama on September 1, 1996 the sum of $800,000.00 in reduction of the principal balance on the aforesaid Note and Mortgage together with the sum of $45,000.00 as prepaid interest on such amount, and that Polymer shall thereafter pay to Tama $15,457.13 in equal monthly installments commencing October 1, 1996. Said payments shall be continued until the first day of June, 2000, on which date the whole of the principal sum then remaining due on said indebtedness, together with the interest which may be due, shall become due and payable.

This agreement is made upon the express condition and Polymer covenants that it is the owner of the premises described in the said Mortgage and that there are no defects or defenses to the said Note and Mortgage; and that Tama Realty Co. covenants that it is the sole holder of the mortgage, has not assigned the mortgage or any interest therein and that this Agreement has been


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duly authorized and executed by or on behalf of Tama and constitutes the legal, valid and binding obligation of Tama enforceable in accordance with its terms.

Nothing herein contained shall invalidate any of the security now held for the said indebtedness, nor impair any of the terms, conditions, covenants and provisions of the said Note and Mortgage, except as herein specifically modified.

This agreement shall bind the parties hereto, their successors, heirs, legal representatives and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed the day and year first above written.


WITNESS:                                 TAMA REALTY CO.

/s/Marvin A. Bass                        By:    /s/ Elaine Bass
                                            ------------------------------
                                                  ELAINE BASS


WITNESS:                                 POLYMER RESEARCH CORP. OF AMERICA

/s/ Ella Maystich                        By:   /s/ Carl Horowitz Pres.
                                            ------------------------------
                                                  CARL HOROWITZ, President